UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 9, 2018

ORCHIDS PAPER PRODUCTS COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32563	23-2956944
(State or Other Jurisdiction of	(Commission	(IRS Employer
Incorporation)	File Number)	Identification Number)

4826 Hunt Street

Pryor, Oklahoma 74361

(Address of Principal Executive Offices)

(918) 825-0616

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

On August 9, 2018, Orchids Paper Products Company (the “Company”) reported its financial results for the quarter ended June 30, 2018. A copy of the Company’s press release containing this information is attached as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1, as it relates to the Company’s financial results for the quarter ended March 31, 2018, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act unless the Company specifically incorporates the information by reference in such a filing.

Item 8.01.	Other Events.

As previously announced, the Company plans to hold a teleconference to discuss second quarter results at 10:00 a.m. (ET) on Monday, August 13, 2018. All interested parties may participate in the teleconference by calling (888) 346-7791 and requesting the Orchids Paper Products teleconference. Those intending to access the teleconference should dial in fifteen minutes prior to the start. The call may also be accessed live via webcast through the Registrant’s website at www.orchidspaper.com under “Investors.” A replay of the teleconference will be available for 30 days on the Company’s website.

Item 9.01.	Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated August 9, 2018

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORCHIDS PAPER PRODUCTS COMPANY

Date: August 9, 2018	By:	/s/ Mindy Bartel
Mindy Bartel Chief Financial Officer